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                                                                     Exhibit 1.1

                                  $300,000,000

                               HARRIS CORPORATION

                                5% NOTES DUE 2015

                             UNDERWRITING AGREEMENT

September 15, 2005
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                                                              September 15, 2005

Morgan Stanley & Co. Incorporated
Banc of America Securities LLC
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036
     and
     Banc of America Securities LLC
     9 W. 57th Street
     New York, New York 10019

Dear Sirs and Mesdames:

     Harris Corporation, a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "UNDERWRITERS") $300,000,000 principal amount of its 5% Notes due 2015 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of September 3, 2003 (the "INDENTURE") between the Company and The Bank of New York, as Trustee (the "TRUSTEE").

     The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (file number 333-108486), including a related base prospectus, relating to the Securities. The registration statement at the time it was last deemed amended, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT".

     The "BASIC PROSPECTUS" shall mean the prospectus referred to above contained in the Registration Statement at the Effective Date, including any Preliminary Final Prospectus.

     The "FINAL PROSPECTUS" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) under the Securities Act after the Effective Date, together with the Basic Prospectus.

     The "PRELIMINARY FINAL PROSPECTUS" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.
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     References to the Registration Statement, the Basic Prospectus, any
Preliminary Final Prospectus or the Final Prospectus shall include documents incorporated therein by reference.

     The "EFFECTIVE DATE" shall mean the date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

     The terms "SUPPLEMENT" and "AMENDMENT" or "AMEND" as used in this Agreement with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are deemed to be incorporated by reference in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus.

     1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

     (a) The Company meets the requirements for use of Form S-3 under the Securities Act, and the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Final Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Final Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement or the Final Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1)


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under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee.

     (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (d) Each significant subsidiary, as defined in Rule 405 of Regulation C of the Commission, of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (e) This Agreement has been duly authorized, executed and delivered by the Company.

     (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability.

     (g) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

     (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or


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other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

     (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

     (j) Other than as described in the Final Prospectus; there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject which the Company has reason to believe would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Final Prospectus.

     (k) Any Preliminary Final Prospectus or Final Prospectus filed pursuant to Rule 424 under the Securities Act, complied or will comply when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     (l) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (m) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to


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receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (o) None of the Company and its subsidiaries or, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any subsidiary has (A) within the past five years violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (B) (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds or
(iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except in the case of clauses (B)(i), (B)(ii) and (B)(iii), which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at 98.725% of their principal amount plus accrued interest, if any, from September 20, 2005 to the date of payment and delivery.

     The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, on behalf of the Underwriters, it will not during the period beginning on the date hereof and continuing to and including the Closing Date (as defined in Section 4), offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business).

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the


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Securities as soon after this Agreement has been entered into as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 99.375% of their principal amount (the "PUBLIC OFFERING PRICE") plus accrued interest, if any, from September 20, 2005 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of 0.40% of their principal amount.

     4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City at 10:00 a.m., New York City time, on September 20, 2005, or at such other time on the same or such other date, not later than September 23, 2005, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

     Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not less than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities are subject to the following conditions:

     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities, or in the rating outlook for the Company, by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus, exclusive of any amendments or supplements thereto subsequent to the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable


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     or inadvisable to market, sell or deliver the Securities on the terms and in the manner contemplated in the Final Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (c) The Underwriters shall have received on the Closing Date an opinion of Holland & Knight, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A-1 and an opinion of Scott T. Mikuen, Vice President-Associate General Counsel, of the Company, to the effect set forth in Exhibit A-2. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

     (d) The Underwriters shall have received on the Closing Date such opinion or opinions of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Closing Date with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus and other related matters as the Underwriters may reasonably require.

     (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

     (a) To furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Final Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as you may reasonably request.


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     (b) Prior to completion of the distribution of the Securities (as determined by the Underwriters), before amending or supplementing the Registration Statement or the Final Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Final Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with law.

     (d) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company will not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

     (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending September 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

     (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection


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with the preparation and filing of the Registration Statement, any Preliminary
Final Prospectus, the Final Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) any fees charged by the rating agencies for the rating of the Securities, (v) the cost of the preparation, issuance and delivery of the Securities, (vi) the costs and charges of any trustee, transfer agent, registrar or depositary, (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution," and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     (g) The Company will cooperate with the Underwriters and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

     7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Final Prospectus or the Final Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any


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Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the


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indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Final Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata


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allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed or maximum ranges for prices shall have been required, on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or the clearance or settlement of such trading generally shall been materially disrupted, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking in the United States shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities, including any act or acts of terrorism, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through

8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to market, sell or deliver the Securities on the terms and in the manner contemplated in the Final Prospectus.

     9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Final Prospectus or in any other documents or arrangements may be affected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     13. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent by telex or facsimile transmission to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Information Center and Banc of America Securities LLC, 40 West 57th Street, New York, New York 10019, Attention: High Grade Debt Capital Markets Transaction Management; and if to the Company shall be delivered, mailed or sent to Harris Corporation, 1025 West NASA Boulevard, Melbourne, Florida 32919,
Attention: Scott T. Mikuen.

     Section 14. No Advisory of Fiduciary Responsibility. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Underwriters is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect to. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

                                        Very truly yours,

                                        HARRIS CORPORATION

                                        By: /s/ BRYAN R. ROUB
                                            ------------------------------------
                                        Name: Bryan R. Roub
                                        Title: Senior Vice President
                                               and Chief Financial Officer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Banc of America Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in
   Schedule I hereto.


By: Morgan Stanley & Co. Incorporated


By: /s/ MICHAEL FUSCO
------------------------------------
Name: Michael Fusco
Title: Executive Director

And


By: Banc of America Securities LLC


By: /s/ LILY CHANG
------------------------------------
Name: Lily Chang
Title: Principal

                                   SCHEDULE I

                                         PRINCIPAL AMOUNT
                                       OF SECURITIES TO BE
             UNDERWRITER                    PURCHASED
------------------------------------   -------------------
Morgan Stanley & Co. Incorporated...         90,000,000
Banc of America Securities LLC......         90,000,000
Citigroup Global Markets Inc........         30,000,000
HSBC Securities (USA) Inc...........         30,000,000
SunTrust Capital Markets, Inc.......         30,000,000
Wachovia Capital Markets, LLC.......         30,000,000
                                           ------------
   Total............................       $300,000,000
                                           ============

                                                                     EXHIBIT A-1

                         OPINION OF HOLLAND & KNIGHT LLP

The opinion of the counsel for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

A. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus. The Company is duly qualified to transact business in California, Florida, Illinois, New York, Ohio and Texas, the Company's status is active in the State of Florida, and the Company is in good standing in each other jurisdiction listed in this paragraph.

B. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

C. The Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued.

D. The Indenture has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

E. The Indenture has been duly qualified under the Trust Indenture Act.

F. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable laws for the states of New York, Florida and Delaware and federal law ("Applicable Law") or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument listed as an exhibit to the Company's Annual Report on Form 10-K for the year ended July 1, 2005 (the "2005 Form 10-K") or Current Report on Form 8-K dated September 2, 2005, or that would be required to be filed as a material agreement exhibit to a quarterly report by the Company on Form 10-Q or a Report on Form 8-K (provided, that in determining which documents would be required to be so filed, such counsel may rely on an officer's certificate that specifies the agreements that the Company would be required to be so filed), or
(iii) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary.

G. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under Applicable Law for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.

H. After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject and that would be required to be described by the Company in Item 3 of an annual report on Form 10-K, other than proceedings fairly summarized in all material respects in the Final Prospectus; or (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

I. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

J. The statements in the Final Prospectus under the captions "Description of Notes," and "Underwriters," "under the caption "Description of Debt Securities" in the Basic Prospectus and in "Item 3-Legal Proceedings" of the 2005 Form 10-K, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

K. Such counsel (i) is of the opinion that each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Final Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) in the opinion of such counsel, the Registration Statement and the Final Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (A) nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any belief) at the time the Registration Statement was last deemed amended contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Final Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters referred to in the paragraph above, counsel may state that his or her opinions or beliefs are based upon his or her participation in the preparation of the Final Prospectus (and any amendments or supplements thereto) and in conferences with representatives of the Company and the independent accountants of the Company, at which the contents of the Final Prospectus were discussed and review of the documents incorporated by reference therein but, except as set forth in paragraph J are without independent check or verification.

                                                                     EXHIBIT A-2

                           OPINION OF COMPANY COUNSEL

The opinion of Scott T. Mikuen, Vice President-Associate General Counsel and Corporate Securtary for the Company, to be delivered pursuant to Section 5(c) of the Underwriting Agreement shall be to the effect that:

A. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable laws for the states of New York, Florida and Delaware and federal law ("Applicable Law") or the certificate of incorporation or by-laws of the Company except that no opinion is given by such counsel as to rights to indemnification and contribution under the Underwriting Agreement, (ii) to the best of such counsel's knowledge any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iii) to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company.

B. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Indenture or the Securities, except such as may be required by the securities or blue sky laws of the various states in connection with the offer and sale of the Securities.

C. After due inquiry, such counsel does not have knowledge of (i) any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings fairly summarized in all material respects in the Final Prospectus and proceedings which such counsel believes are not likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under the Underwriting Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Final Prospectus; or (ii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

D. (i) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Final Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appeared on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) in the opinion of such counsel, the Registration Statement and the Final Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (i) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein and except for that part of the Registration Statement that constitutes the Form T-1, as to which such counsel need not express any belief) at the time the Registration Statement was last deemed amended contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Final Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

With respect to the matters referred to in the paragraph above, counsel may state that his or her opinions or beliefs are based upon his or her participation in the preparation of the Final Prospectus (and any amendments or supplements thereto) and in conferences with representatives of the Company and the independent accountants of the Company, at which the contents of the Final Prospectus were discussed and review of the documents incorporated by reference therein, but except as set forth in paragraph C above, are without independent check or verification.


                                        2